Central Valley Community Bancorp Reports Earnings Results for the Six Months and Second Quarter Ended June 30, 2009

FRESNO, CA -- (Marketwire - July 14, 2009) - The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $1,723,000, and diluted earnings per common share of $0.20 for the six months ended June 30, 2009, compared to $2,620,000 and $0.42 per diluted common share for the six months ended June 30, 2008. Earnings for the first half of 2009 were negatively impacted by the overall weak economy, the provision for credit losses, and a significant increase in FDIC insurance assessments for all banks.

Annualized return on average equity (ROE) for the six months ended June 30, 2009 was 4.21%, compared to 9.63% for the same period in 2008. This decrease is reflective of a decrease in net income and an increase in capital from retained earnings and the issuance of preferred stock. Annualized return on average assets (ROA) was 0.46% for the first half of 2009, compared to 1.06% for the same period in 2008. The ROA decrease is due to the reduction in net income and the increase in average assets.

On November 12, 2008, the Company completed its acquisition of Service 1st Bancorp (Service 1st) with total assets of $224 million. The Company paid cash of $5,972,000, inclusive of a $3,500,000 escrow amount related to litigation on one Service 1st loan, and issued 1,628,397 new shares of common stock. In conjunction with this acquisition, the Company added full-service branches in Stockton, Lodi and Tracy, $192 million in deposits and $123 million in loans. In connection with the transaction, Service 1st Bank was merged with and into Central Valley Community Bank. Our results of operations include the operating results of the former Service 1st for the first half of 2009.

During the first half of 2009, the Company recorded $3,048,000 in net loan charge offs, compared to $81,000 for the same period in 2008. The increase in 2009 loan charge offs was primarily due to ongoing challenges in the loan portfolio due to the economic environment in California's Central Valley. During the first half of 2009, the Company recorded a provision for credit losses of $4,417,000, compared to $270,000 for the same period in 2008. The increase in 2009 is primarily a result of maintaining an adequate Allowance for Credit Losses during the current economic downturn affecting borrowers in our market area as well as an increase in the level of outstanding loans. The allowance for credit losses as a percentage of total loans was 1.75% at June 30, 2009, 1.49% at December 31, 2008, and 1.16% at June 30, 2008.

Total non-performing assets were $17,171,000 as of June 30, 2009 consisting of $2,550,000 in OREO, $14,524,000 in non-accrual loans, and other assets of $97,000. Non-accrual loans were 2.95% of total loans at June 30, 2009. This compares to non-accrual loans of $15,750,000 or 3.25% of total loans at December 31, 2008, and $366,000 or 0.10% of total loans at June 30, 2008. The Company did not have any OREO at December 31, or June 30, 2008. The Company believes the Allowance for Credit Losses is adequate to provide for probable losses inherent within the loan portfolio when considered with the government guarantees, strong collateral positions, and the fair market value adjustments for the Service 1st loans recorded in connection with the merger.

The Company's annualized net interest margin (fully tax equivalent basis) was 5.37% for the six months ended June 30, 2009, compared to 5.22% for the same period in 2008. Despite a 500 basis point reduction in interest rates by the Federal Reserve Bank since September 2007, our net interest margin increased due to our ability to lower our cost of interest bearing liabilities more than the decrease in the yield on our interest-earning assets. For the six months ended June 30, 2009, the effective yield on total earning assets decreased 34 basis points to 6.47% compared to 6.81% for the same period in 2008, while the cost of total interest-bearing liabilities decreased 88 basis points to 1.46% compared to 2.34% for the same period in 2008. The effective yield on average investment securities improved to 6.88% for the first half of 2009 compared to 5.17% for the same period in 2008, while the effective yield on average loans decreased to 6.47% from 6.81% over the same periods. The cost of total deposits decreased 53 basis points to 1.05% for the first half of 2009 compared to 1.58% for the same period in 2008. Net interest income for the six months ended June 30, 2009 was $17,233,000, compared to $11,575,000 for the same period in 2008, an increase of $5,658,000 or 48.9%. Net interest income increased as a result of the increased levels of earning assets offset by the increased levels of interest bearing liabilities. The increases were primarily from the Service 1st acquisition and also from our organic growth.

Total average assets for the six months ended June 30, 2009 were $753,938,000, compared to $495,944,000 for the same period in 2008, an increase of $257,944,000 or 52.0%. Total average loans were $488,403,000 for the first half of 2009, compared to $346,970,000 for the same period in 2008, representing an increase of $141,433,000 or 40.8%. Total average investments increased to $193,255,000 for the first half of 2009 from $105,954,000 for the same period in 2008, representing an increase of $87,301,000 or 82.4%. Total average deposits increased $222,674,000 or 54.8% to $629,408,000 for the six months ended June 30, 2009, compared to $406,734,000 for the same period in 2008. Average interest-bearing deposits increased $195,576,000, or 69.9% and average non-interest bearing demand deposits increased $27,098,000 or 21.4% for the six months ended June 30, 2009 compared to the same period in 2008. The Company's ratio of average non-interest bearing deposits to total deposits continued to be above industry averages at 24.5% for the first half of 2009. The increases in balance sheet averages during 2009 reflect the acquisition of Service 1st in November 2008 and our organic growth.

Non-interest income for the six months ended June 30, 2009 increased $627,000, or 25.0% to $3,139,000, compared to $2,512,000 for the same period in 2008, mainly due to a $511,000 increase in net realized gains on sales and calls of investment securities, a $71,000 increase in appreciation of cash surrender value of bank owned life insurance, a $32,000 increase in income from customer service charges, and a $66,000 increase in loan placement fees, partially offset by a decrease in Federal Home Loan Bank stock dividends of $56,000. The net realized gain on investment securities related to certain investment securities acquired from Service 1st, the value of which had been marked to market at the time of the Service 1st acquisition. Certain of those securities were subsequently called at par value or sold during the first half of 2009 which contributed to the gains.

Non-interest expense for the six months ended June 30, 2009 increased $4,031,000, or 40.6% to $13,969,000 compared to $9,938,000 for the same period in 2008, primarily due to a $1,614,000 increase in salary and benefit expenses, a $579,000 increase in occupancy and equipment expenses, and a $1,838,000 increase in other expenses. The increases in non-interest expense in the first half of 2009 reflect the addition of employees and properties in connection with the acquisition of Service 1st and expected increases in salaries and benefits. In addition, the Company's FDIC insurance assessments increased significantly to $979,000 for the six months ended June 30, 2009 compared to $104,000 for the same period in 2008. Included in the 2009 FDIC insurance assessment is a special assessment of $343,000 which was incurred in the second quarter of 2009.

On January 30, 2009, the Company entered into a Letter Agreement with the United States Department of the Treasury (U.S. Treasury) under the Capital Purchase Program, and issued and sold 7,000 shares of the Company's Series A Fixed Rate Cumulative Perpetual Preferred Stock (Preferred Stock) and a warrant to purchase 158,133 shares of the Company's common stock, no par value, for an aggregate purchase price of $7,000,000 in cash. The Company accrued preferred stock dividends to the U.S. Treasury and accretion of the warrants in the amount of $184,000 during the six months ended June 30, 2009.

Quarter Ended June 30, 2009

For the quarter ended June 30, 2009, the Company reported unaudited consolidated net income of $464,000 and diluted earnings per common share of $0.04, compared to $1,315,000 and $0.21 per diluted share, for the same period in 2008, and $1,259,000 and $0.16 per diluted share, for the quarter ended March 31, 2009. The decrease in net income during the second quarter of 2009 is primarily due to an increase in the provision for credit losses and a significant increase in our FDIC insurance assessments.

Annualized return on average equity for the second quarter of 2009 was 2.28%, compared to 9.71% for the same period of 2008. This decrease is reflective of a decrease in net income and an increase in capital from retained earnings and the issuance of the Preferred Stock. Annualized return on average assets was 0.25% for the second quarter of 2009 compared to 1.04% for the same period in 2008. This decrease is due to the reduction in net income and the increase in average assets.

In comparing second quarter 2009 to second quarter 2008, average total loans increased $136,688,000, or 38.7%. During the second quarter of 2009, the Company recorded a $2,500,000 provision for credit losses, compared to $135,000 for the same period in 2008. The increase in 2009 is principally due to further deterioration in the asset quality of the loan portfolio and our assessment of the overall adequacy of the allowance for credit losses. During the second quarter of 2009, the Company recorded $1,574,000 in net loan charge offs compared to $35,000 for the same period in 2008.

Average total deposits for the second quarter of 2009 increased $207,968,000 or 50.8% to $617,122,000 compared to $409,154,000 for the same period of 2008.

The Company's net interest margin (fully tax equivalent basis) increased 47 basis points to 5.51% for the three months ended June 30, 2009, from 5.04% for the three months ended June 30, 2008. Net interest income increased $3,022,000 or 52.8% to $8,748,000 for the second quarter of 2009, compared to $5,726,000 for the same period in 2008. The increases in net interest margin and in net interest income are primarily due to an 85 basis point reduction in the cost of interest bearing liabilities to 1.35% for the quarter ended June 30, 2009 compared to 2.20% for the same period in 2008, while the yield on interest earning assets remained relatively unchanged comparing the same periods. Over the same periods, the cost of total deposits decreased 51 basis points to 0.97% compared to 1.48% in 2008.

Non-interest income increased $127,000 to $1,401,000 for the second quarter of 2009 compared to $1,274,000 for the same period in 2008, driven primarily by an increase in gains on sales of investment securities and loan placement fees. Non-interest expense increased $2,163,000, or 43.6% for the same periods mainly due to increases in salary and occupancy expenses related to the Service 1st acquisition, FDIC insurance assessments and other expenses.

"While we remained profitable, the disappointing earnings in the second quarter is a reflection of the increased provision for credit losses in light of the overall weak economy and the potential impact it may have on our borrowing customers during this economic cycle and the significant increase in the FDIC insurance premiums from both the increase in regular assessment rates as well as the special assessment rate placed on all FDIC insured institutions in the second quarter," stated Daniel J. Doyle, President and CEO of Central Valley Community Bancorp and Central Valley Community Bank. "These items had a significant impact on the net income of the Company. However, the good news is reflected in a significant increase in net interest income and the net interest margin which is 5.51% for the second quarter and represents an increase from the previous quarter. While non-performing assets are significantly higher than historical norms for the Company, it is important to note our level of non-performing assets is below that of many of our peers in California and we had very slight increases during the second quarter. The Company is aggressively working to reduce these problem assets through various loss mitigation and loan workout efforts," concluded Doyle.

Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank currently operates 15 offices in Clovis, Fresno, Kerman, Lodi, Madera, Oakhurst, Prather, Sacramento, Stockton, Tracy, and a loan production office in Modesto, California. A new office (the Bank's 16th branch) is planned to open in Merced, California during the third quarter of 2009. Additionally, the Bank operates Commercial Real Estate Lending, SBA Lending and Agribusiness Lending Departments. Investment services are provided by Investment Centers of America and insurance services are offered through Central Valley Community Insurance Services LLC. Members of Central Valley Community Bancorp's and the Bank's Board of Directors are: Daniel N. Cunningham (Chairman), Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, Steven D. McDonald, Louis McMurray, Wanda L. Rogers (Director Emeritus), William S. Smittcamp, and Joseph B. Weirick.

More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com.

Forward-looking Statements -- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained herein that are not historical facts, such as statements regarding the Company's current business strategy and the Company's plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties. Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company's results of operations, the Company's ability to continue its internal growth at historical rates, the Company's ability to maintain its net interest margin, and the quality of the Company's earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2008. Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

                   CENTRAL VALLEY COMMUNITY BANCORP
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                              (Unaudited)

                                                    June 30,   December 31,
(In thousands, except share amounts)                  2009         2008
                                                  -----------  ------------

ASSETS
Cash and due from banks                           $    16,879  $     18,061
Federal funds sold                                     10,047         1,457
                                                  -----------  ------------
      Total cash and cash equivalents                  26,926        19,518
Interest bearing deposits in other banks                  100             -
Investment securities:
  Available-for-sale investment securities
   (Amortized cost of $169,084 and $185,405
   at June 30, 2009 and December 31, 2008)            163,642       185,718
  Held-to-maturity, at amortized cost                   5,701         7,040
Loans, less allowance for credit losses of
 $8,592 and $7,223 at June 30, 2009 and
 December 31, 2008                                    483,506       477,015
Bank premises and equipment, net                        6,566         6,900
Other real estate owned                                 2,550             -
Bank owned life insurance                              10,808        10,808
Federal Home Loan Bank stock                            3,140         3,140
Goodwill                                               23,773        23,773
Core deposit intangibles                                1,819         2,026
Accrued interest receivable and other assets           19,092        16,775
                                                  -----------  ------------
            Total assets                          $   747,623  $    752,713
                                                  ===========  ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Non-interest bearing                            $   143,416  $    162,106
  Interest bearing                                    478,303       472,952
                                                  -----------  ------------
    Total deposits                                    621,719       635,058

Short-term borrowings                                  15,000         6,368
Long-term debt                                         14,000        19,000
Junior subordinated deferrable interest
 debentures                                             5,155         5,155
Accrued interest payable and other liabilities         10,996        11,757
                                                  -----------  ------------
    Total liabilities                                 668,870       677,338
                                                  -----------  ------------
Shareholders' equity:
Preferred stock, $1,000 per share liquidation
 preference: 10,000,000 shares authorized,
 7,000 shares outstanding at June 30, 2009              6,578             -
Common stock, no par value; 80,000,000 shares
 authorized; 7,664,802 and 7,642,280 shares
 outstanding at June 30, 2009 and December 31,
 2008                                                  31,193        30,479
Retained earnings                                      46,247        44,708
Accumulated other comprehensive (loss) income,
 net of tax                                            (3,265)          188
                                                  -----------  ------------
    Total shareholders' equity                         80,753        75,375
                                                  -----------  ------------
      Total liabilities and shareholders' equity  $   747,623  $    752,713
                                                  ===========  ============

                    CENTRAL VALLEY COMMUNITY BANCORP
               CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                               (Unaudited)

                                                       For the Six Months
(In thousands, except share and per share amounts)       Ended June 30,
                                                      --------------------
                                                        2009       2008
                                                      ---------  ----------
INTEREST INCOME:
  Interest and fees on loans                          $  15,055  $   12,686
  Interest on Federal funds sold                             14         128
  Interest and dividends on investment securities:
    Taxable                                               4,339       1,917
    Exempt from Federal income taxes                      1,513         457
                                                      ---------  ----------
      Total interest income                              20,921      15,188
                                                      ---------  ----------
INTEREST EXPENSE:
  Interest on deposits                                    3,281       3,192
  Interest on junior subordinated deferrable interest
   debentures                                                77           -
  Other                                                     330         421
                                                      ---------  ----------
    Total interest expense                                3,688       3,613
                                                      ---------  ----------
    Net interest income before provision for credit
     losses                                              17,233      11,575
PROVISION FOR CREDIT LOSSES                               4,417         270
                                                      ---------  ----------
    Net interest income after provision for credit
     losses                                              12,816      11,305
                                                      ---------  ----------
NON-INTEREST INCOME:
  Service charges                                         1,678       1,646
  Appreciation in cash surrender value of bank owned
   life insurance                                           195         124
  Loan placement fees                                       121          55
  Net realized gains on sales and calls of investment
   securities                                               511           -
  Federal Home Loan Bank stock dividends                      -          56
  Other income                                              634         631
                                                      ---------  ----------
    Total non-interest income                             3,139       2,512
                                                      ---------  ----------
NON-INTEREST EXPENSES:
  Salaries and employee benefits                          7,330       5,716
  Occupancy and equipment                                 1,889       1,310
  Other expenses                                          4,750       2,912
                                                      ---------  ----------
    Total non-interest expenses                          13,969       9,938
                                                      ---------  ----------
    Income before provision for income taxes              1,986       3,879
PROVISION FOR INCOME TAXES                                  263       1,259
                                                      ---------  ----------
      Net income                                      $   1,723  $    2,620
                                                      =========  ==========
Preferred stock dividends and accretion                    (184)          -
                                                      ---------  ----------
      Net income available to common shareholders     $   1,539  $    2,620
                                                      =========  ==========

Basic earnings per common share                       $    0.20  $     0.44
                                                      =========  ==========
  Weighted average common shares used in basic
   computation                                        7,647,128   5,984,025
                                                      =========  ==========
Diluted earnings per common share                     $    0.20  $     0.42
                                                      =========  ==========
  Weighted average common shares used in diluted
   computation                                        7,765,519   6,277,015
                                                      =========  ==========
Cash dividends per share                              $       -  $      .10
                                                      =========  ==========

                     CENTRAL VALLEY COMMUNITY BANCORP
                CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                 (Unaudited)

For the three months      Jun. 30,  Mar. 31,  Dec. 31,  Sep. 30,  Jun. 30,
 ended                      2009      2009      2008      2008      2008
                          --------- --------- --------- --------- ---------
(In thousands, except
 share and per share
 amounts)

Net interest income       $   8,748 $   8,485 $   6,969 $   6,023 $   5,726
Provision for credit
 losses                       2,500     1,917       385       635       135
                          --------- --------- --------- --------- ---------
  Net interest income
   after provision for
   credit losses              6,248     6,568     6,584     5,388     5,591
Total non-interest income     1,401     1,738     1,296     1,382     1,274
Total non-interest
 expense                      7,129     6,840     6,054     4,984     4,966
Provision for income
 taxes                           56       207       521       572       584
                          --------- --------- --------- --------- ---------
Net income                $     464 $   1,259 $   1,305 $   1,214 $   1,315
                          ========= ========= ========= ========= =========
Net income available to
 common shareholders      $     329 $   1,210 $   1,305 $   1,214 $   1,315
                          ========= ========= ========= ========= =========
Basic earnings per common
 share                    $    0.04 $    0.16 $    0.19 $    0.20 $    0.22
                          ========= ========= ========= ========= =========
  Weighted average shares
   used in basic
   computation            7,651,918 7,642,280 6,866,081 6,009,706 5,991,101
                          ========= ========= ========= ========= =========
Diluted earnings per
 common share             $    0.04 $    0.16 $    0.19 $    0.19 $    0.21
                          ========= ========= ========= ========= =========
  Weighted average shares
   used in diluted
   computation            7,760,014 7,770,449 7,046,583 6,255,652 6,277,690
                          ========= ========= ========= ========= =========

                         CENTRAL VALLEY COMMUNITY BANCORP
                                  SELECTED RATIOS
                                    (Unaudited)

For the three months      Jun. 30,  Mar. 31,  Dec. 31,  Sep. 30,  Jun. 30,
 ended                      2009      2009      2008      2008      2008
                          --------  --------  --------  --------  --------
(Dollars in thousands)

Allowance for credit
 losses to total
 loans                        1.75%     1.57%     1.49%     1.28%     1.16%
Non-performing loans to
 total loans                  2.95%     2.89%     3.25%     0.40%     0.10%
Total non-performing
 assets                   $ 17,171  $ 16,636  $ 15,750  $  1,419  $    366

Net interest margin
 (calculated on a
 fully tax equivalent
 basis) (1)                   5.51%     5.23%     4.95%     5.19%     5.04%

Return on average assets
 (2)                          0.25%     0.66%     0.80%     0.93%     1.04%
Return on average equity
 (2)                          2.28%     6.13%     7.48%     8.82%     9.71%

(1)  Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2)  Computed by annualizing quarterly net income.

                    CENTRAL VALLEY COMMUNITY BANCORP
                       AVERAGE BALANCES AND RATES
                               (Unaudited)

                                For the Three Months   For the Six Months
AVERAGE AMOUNTS                    Ended June 30,        Ended June 30,
                                --------------------  --------------------
(Dollars in thousands)            2009       2008       2009       2008
                                ---------  ---------  ---------  ---------
Federal funds sold              $   4,831  $  11,726  $  10,136  $  10,118
Interest bearing deposits in
 other banks                        2,341        275      1,196        137
Investments                       177,901     98,595    181,923     95,699
Loans (1)                         476,924    353,402    474,456    346,831
Federal Home Loan Bank stock        3,140      2,065      3,140      2,044
                                ---------  ---------  ---------  ---------
Earning assets                    665,137    466,063    670,851    454,829
Allowance for credit losses        (8,005)    (4,038)    (7,665)    (3,986)
Non-accrual loans                  13,341        175     13,947        139
Other non-earning assets           73,892     44,883     76,805     44,962
                                ---------  ---------  ---------  ---------
Total assets                    $ 744,365  $ 507,083  $ 753,938  $ 495,944
                                =========  =========  =========  =========

Interest bearing deposits       $ 469,334  $ 283,638  $ 475,413  $ 279,837
Other borrowings                   37,201     38,188     35,528     29,358
                                ---------  ---------  ---------  ---------
Total interest-bearing
 liabilities                      506,535    321,826    510,941    309,195
Non-interest bearing demand
 deposits                         147,788    125,516    153,995    126,897
Non-interest bearing
 liabilities                        8,505      5,605      7,183      5,452
                                ---------  ---------  ---------  ---------
Total liabilities                 662,828    452,947    672,119    441,544
                                ---------  ---------  ---------  ---------
Total equity                       81,537     54,136     81,819     54,400
                                ---------  ---------  ---------  ---------
Total liabilities and equity    $ 744,365  $ 507,083  $ 753,938  $ 495,944
                                =========  =========  =========  =========

AVERAGE RATES
                                ---------  ---------  ---------  ---------
Federal funds sold                   0.25%      1.94%      0.28%      2.54%
Investments                          7.52%      5.50%      7.28%      5.45%
Loans                                6.30%      7.02%      6.40%      7.34%
Earning assets                       6.54%      6.56%      6.47%      6.81%
Interest bearing deposits            1.28%      2.14%      1.39%      2.29%
Other borrowings                     2.20%      2.69%      2.31%      2.88%
Total interest-bearing
 liabilities                         1.35%      2.20%      1.46%      2.34%
Net interest margin (calculated
 on a fully tax equivalent
 basis)                              5.51%      5.04%      5.37%      5.22%

                                ---------  ---------  ---------  ---------

(1) Average loans do not include non-accrual loans.

Contact:
Debbie Nalchajian-Cohen
559-222-1322